SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                                January 22, 1998
                Date of Report (Date of earliest event reported)



                      AMERICAN MOBILE SATELLITE CORPORATION
             (Exact name of registrant as specified in its charter)



                           DELAWARE 0-23044 93-0976127
      (State or other jurisdiction   (Commission        (IRS Employer
             of incorporation)       File Number)     Identification No.)



             10802 Parkridge Boulevard, Reston, Virginia   20191-5416
               (Address of principal executive offices)    (Zip Code)



                                 (703) 758-6000
              (Registrant's telephone number, including area code)





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Item 5.  Other Events

Effective January 22, 1998, David A. Juliano resigned his position as a member of the Board of Directors of American Mobile Satellite Corporation (the "Company"), in connection with his new position with Comcast Cellular Communications, Inc., where he is Senior Vice President, Sales & Marketing.

As provided in the Company's By-Laws, the vacancy created by Mr. Juliano's resignation has been filled by a vote of the remaining members of the Board. The Board of Directors has appointed Mr. Douglas I. Brandon to fill the vacancy. Mr. Brandon is Vice President - External Affairs and Law for AT&T Wireless Services in Washington, D.C.

AT&T Wireless Services owns approximately 12% of the Company's issued and outstanding common stock.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           AMERICAN MOBILE SATELLITE CORPORATION
                                           (Registrant)



Date: January 22, 1998                     /s/ RANDY S. SEGAL
                                           Randy S. Segal
                                           Secretary




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